    As filed with the Securities and Exchange Commission on December 20, 1996
                                                       Registration No. 33-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             Registration Statement Under the Securities Act of 1933

                                IFR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                     48-0777904
         (State or other jurisdiction         (I.R.S. Employer Identi-
               of incorporation)                  fication Number)

                             10200 West York Street
                              Wichita, Kansas 67215
                                 (316) 522-4981
              (Address, including ZIP code, and telephone number,
        including area code, of Registrant's principal executive offices)

                               JEFFREY A. BLOOMER
                     Chief Financial Officer and Treasurer,
                                IFR Systems, Inc.
                             10200 West York Street
                              Wichita, Kansas 67215
                                 (316) 522-4981
                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                               BENJAMIN C. LANGEL
                            Foulston & Siefkin L.L.P.
                           700 Fourth Financial Center
                              Wichita, Kansas 67202
                                 (316) 267-6371

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
TITLE OF EACH CLASS   AMOUNT        PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
OF SECURITIES TO      TO BE         OFFERING PRICE    AGGREGATE OFFERING  REGISTRATION
BE REGISTERED         REGISTERED    PER UNIT(1)       PRICE(1)            FEE
--------------------------------------------------------------------------------------
Common Stock          80,000 shares $14.50            $1,160,000.00       $350.00
$.01 par value
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the Registration Fee pursuant to the provisions of Rule 457(c), based upon a price of $14.50 per share, being the average of the reported bid and asked price on December 18, 1996, as reported by the NASDAQ National Market.

                           __________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
                                  80,000 SHARES
                                  COMMON STOCK
                                 $.01 PAR VALUE

                                IFR SYSTEMS, INC.

                    _________________________________________

               This Prospectus relates to an offering of up to 75,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of IFR Systems, Inc., to be issued to York 1995 Limited ("York"), formerly York Technology Limited.

               The Common Stock being registered will be issued to York in payments, in whole or in part, of a Loan Note (the "Note"), dated June 21, 1995, in the original principal amount of $1,872,000 of the Company issued to York in connection with the acquisition by the Company of substantially all of the assets of York. The Company will not receive any cash proceeds. No underwriting discounts or commissions will be paid in connection with the issuance of the Shares.

               The Common Stock is quoted on the Nasdaq National Market under the symbol "IFRS." On December 18, 1996 the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $14.375 per share.

                    _________________________________________


     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                    _________________________________________


               No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.



                The date of this Prospectus is December ___, 1996

                              AVAILABLE INFORMATION


               The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange
Commission (the "Commission").   Such reports, proxy statements, information
statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 10549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the Nasdaq National Market under the symbol "IFRS". Reports, proxy statements, information statements, and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 10549. The Commission maintains a Web site that contains reports, proxy statements, information statements, and other information regarding registrants, including the Company that files electronically with the Commission. The Commission's Web site address is http://www.sec.gov.

               The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all exhibits as the "Registration Statement") under the Securities Act of 1933, as amended, (the Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits thereto.


                       DOCUMENTS INCORPORATED BY REFERENCE

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Jeffrey A. Bloomer, IFR Systems, Inc., 10200 West York Street, Wichita, Kansas 67215 (telephone
(316) 522-4981).

               The Company's (i) Annual Report on Form 10-K for the fiscal year ended June 30, 1996; (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996; (iii) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the Form 10-K; and (iv) the description of the Common Stock contained in the Company's registration statement on Form 8-A, filed February 12, 1986, including any amendments or reports filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus.

               All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY


               IFR Systems, Inc. ("IFR" or the "Company") is a Delaware corporation with its principal offices in Wichita, Kansas. IFR designs, manufactures, and markets communications, test and measurement, avionics, and fiber optic test instruments. These products are used to test radio products, aircraft avionics systems and optical fiber. IFR has been engaged in this general industry directly, and through a predecessor corporation, in the same general type of business since 1968, and its initial public offering of common stock was made in 1986. IFR's fiber optics test equipment products are manufactured by its wholly owned subsidiaries, Photon Kinetics, Inc. and York Technology, Ltd.

               IFR's communications service monitors are used to test and maintain radio products, including pagers, scanners, military comm-transceivers, and cellular, land mobile, marine and citizens band radios. Service monitors test mobile radio equipment for proper frequency transmission, signal modulation and power output. The principal end users of communications service monitors are original equipment manufacturers, service and repair companies, government agencies, and users of mobile radio equipment.

               IFR's portable spectrum analyzers (test and measurement) measure the amplitude of various frequency components in transceivers and other radio frequency devices. IFR targets these products for original equipment manufacturers, service and repair companies, and educational institutions.

               IFR avionics test instruments consist of portable and stationary precision simulators which duplicate airborne conditions to test the communications, weather radar, and instrument landing and navigational systems installed in aircraft and ground stations. IFR's precision simulators are used to test the avionics electronics systems in commercial, military, and general aviation aircraft. The principal end users of such precision simulators are general aviation service and repair companies, commercial airlines, manufacturing firms, and the federal government.

               IFR's fiber optic test instruments consist of portable and stationary units which are used to test and verify specific parameters of optical fibers. These products are used by telephone companies, installers of voice/data communications networks, cable television operators, utilities, contractors, fiber manufacturers, and the military. IFR also manufactures certain machine parts and purchases electronic components for assembly into finished test instruments.

               The Company is a Delaware corporation formed in 1985 by merger with a predecessor corporation. The Company's principal executive offices are located at 10200 West York Street, Wichita, Kansas 67215-8935, and its telephone number is (316) 522-4981.

                               PAYMENT OF THE NOTE


               The Note is an unsecured promissory note in the original principal amount of $1,872,000, dated June 21, 1995 and due December 31, 1996. The Note was issued by Cornibi Limited, an English company [and subsidiary of IFR] in connection with the acquisition on June 21, 1995, of substantially all of the assets of York Technology Limited and York Technology, Inc. and certain real estate. The original total purchase price was approximately $6,900,000 of which $4,728,000 was paid in cash and the balance was evidenced by the Note. The Note does not bear interest prior to maturity and bears interest at a fluctuating rate of 4% above the London Interbank Offering Rate after maturity.

               The Note provides that the Company may make payment in whole or in part of the principal amount and any interest by delivering whole shares of IFR Common Stock. Such shares are to be "registered" and eligible for trading on NASDAQ. Such shares shall be valued for purposes of payment of the Note at the average closing market price of the shares for the 20 trading days ending the business day prior to the date of delivery as reported by the NASDAQ National Markets Quotations and published in the Southwestern edition of THE WALL STREET JOURNAL. Based on the reported closing market prices for the twenty business days ending on December 18, 1996, the Shares would have a market price of $15.053 per share and the 80,000 Shares would have a total value of $1,204,240 to be applied to the principal amount of the Note.

               The Note further provides for various offsets to the principal amount due. One of such offsets, based on the level of sales of the acquired businesses being below the agreed upon level during fiscal 1996, has resulted in a reduction of $245,559 in the principal amount of the Note. Other offsets for payments aggregating $286,466, reduce the current unpaid principal balance of the Note to $1,339,975.

               Based on a market price of $15.053 and a principal balance of the Note of $1,339,975, the 80,000 Shares would repay an aggregate of $1,204,240 leaving a principal balance of $135,735 on the Note to be paid in cash. The Company has sufficient cash on hand to make such payment on December 31, 1996.



                                 USE OF PROCEEDS

               The Company will not receive any net cash proceeds from the issuance of the Shares. The Company's indebtedness will be reduced in an amount calculated as described above under the caption "Payment of the Note".



                                  LEGAL MATTERS

               The validity of the Common Stock to be issued in payment of the
Note is being passed upon for the Company by Foulston & Siefkin L.L.P., Wichita, Kansas.



                                     EXPERTS

               The consolidated financial statements of IFR Systems, Inc. incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended June 30, 1996 have been audited by Ernst & Young LLP independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference, in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

               Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify directors, officers and controlling persons of the corporation who are parties to or are threatened to be made parties to actions, suits, or proceedings, whether civil, criminal, administrative or investigative, by reason of such status. The Company's Certificate of Incorporation provides that the Company shall indemnify directors, officers and employees to the full extent permitted by Section 145. The Company has also entered into separate indemnification agreements with its officers and directors which among other things, confirm the availability to them of the indemnification provisions contained in the Company's Certificate of Incorporation and provide that such indemnification will continue even if the Company's Certificate of Incorporation is amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant under Delaware law, the Company's Certificate of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Documents Incorporated by Reference. . . . . . . . . . . . . . . . . . . . . . 2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Payment of the Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                     PART II

                                IFR SYSTEMS, INC.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.       Other Expenses of Issuance and Distribution*

          SEC registration fee . . . . . . . . . . . . . . . . .    $  350.00
          Blue Sky Filing Fees and Expenses (Including Counsel).    $   -
          Legal fees and expenses. . . . . . . . . . . . . . . .    $2,500.00
          Accounting fees and expenses . . . . . . . . . . . . .    $2,000.00
          Printing expenses. . . . . . . . . . . . . . . . . . .    $  100.00
          Miscellaneous. . . . . . . . . . . . . . . . . . . . .    $2,167.00

          TOTAL. . . . . . . . . . . . . . . . . . . . . . . . .    $7,117.00
                                                                    ---------
                                                                    ---------
          _________________________
          * All amounts except the SEC Registration
            Fee are estimates.



Item 15.       Indemnification of Directors and Officers

          As authorized by Section 145 of the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation provides indemnification of officers and directors against liabilities and expenses, including attorneys' fees, if such a person is involved in legal actions, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the corporation or is serving at the request of the corporation in certain other capacities. Article V of the Company's Certificate of Incorporation provides that such indemnity shall be given to the maximum extent permitted by Delaware law. Indemnification is generally permitted by Delaware law so long as the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful.

          The Company has also entered into contractual commitments to indemnify officers and directors pursuant to a form of Indemnification Agreement that was ratified and approved by the Company's stockholders in November 1989. Such Indemnification Agreements: (i) confirm the indemnity provided to the Indemnitees by the Certificate and givem them assurances that such indemnity will continue to be provided despite future changes in the Certificate and (ii) provide that, subject to certain important exceptions, the Indemnitees shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred or paid by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director or officer of the Company or their service in certain other capacities when undertaking such service at the request of the Company. The Indemnitication Agreements further provide that expenses incurred by the Indemnitees in such cases shall be paid in advance, subject to the Indemnitees' obligation to reimburse the Company in the event it is ultimately determined that they are not entitled to be indemnified for such expenses under any of the provisions of the Indemnification Agreements.

          No indemnification is provided under the Indemnification Agreements on account of conduct which is adjudged to be deliberately dishonest and material to establishing the liability for which indemnification is sought. In addition, no indemnification is provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"), or of any similar statutory provision, or on account of any remuneration, personal profit, or advantage which is adjudged to have been obtained in violation of law. The Indemnification Agreements also contain provisions designed to protect the Company from unreasonable settlements or redundant legal expenditures.

          Section 145 of the Delaware Corporation Law specifically authorizes certain types of indemnity, but is not exclusive and expressly allows corporations to provide additional indemnities. The Indemnification Agreements provide substantially broader indemnification than Section 145. One significant difference is that, under the Indemnification Agreements, indemnification is provided in respect of judgments and accounts paid in settlement of actions by or on behalf of the Company (except under the circumstances noted above), while under Section 145 indemnification generally is permitted ONLY with respect to EXPENSES of such actions under certain circumstances. Also, under Section 145 amounts may generally be paid as indemnification only if an independent determination is made in each specific case that under the circumstances the individual claiming indemnity has met certain standards of conduct relating to acting in good faith and in the best interests of the Company. Under the terms of the Indemnification Agreements a determination that a director or officer has met these standards is not required for such indemnification although, as noted above, the Indemnification Agreements exclude indemnification for conduct which is adjudged to be deliberately dishonest.

          The Indemnification Agreements also provide for contribution by the Company, with certain exceptions, to amounts paid by the Indemnitees in any situation in which the Company and such individuals are jointly liable (or would be if the Company were joined in the litigation) if for any reason indemnification is not available. The amount of such contribution would be determined by the Board of Directors, with consideration being given to the relative benefits to the Company and the individuals of the transaction from which liability arose, and the relative fault in the transaction of the Company and the individuals. This provision could be applicable in the event a court found that indemnification under the federal securities laws is against public policy and thus not enforceable, as well as in other cases. As is the case with the Indemnification Agreements in general, the enforceability of the contribution provision of such agreements has not been tested in court and may be limited by public policy considerations. Moreover, since the contribution provisions and the indemnification provisions have similar effects, namely, to provide monetary assistance to an officer or director in defense of a claim against him, it is possible that if a court were to find the indemnification provisions unenforceable, it would likewise find the contribution provisions unenforceable as well.


Item 16.       Exhibits.

          The following exhibits are filed herewith or incorporated herein by reference:

                4.1 Specimen certificates representing common stock of the
                    Company (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed January 17, 1986, Reg. No. 33-2122)

                4.2 Article II of the Certificate of Incorporation of the
                    Company, as amended by the Certificate of Amendment of Certificate of Incorporation of the Company dated January 15, 1987. (Incorporated by reference to Exhibit 3.1 to the Company's Annual report on Form 10-K for the year ended June 30, 1987, File No. 0-14224)

                4.3 Articles I, III, and VII of the Certificate of Incorporation
                    of the Company. (Included in Exhibit 4.2 and incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed December 12, 1985, Reg. No. 33-
                    2122)

                4.4 Articles 2, 3 and 5 of the By-laws of the Company.
                    (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended June 30, 1987, File No. 0-14224)

                4.5 Rights Agreement between the Company and Harris Trust &
                    Savings Bank dated as of February 28, 1989. (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended June 30, 1989, File No. 0-14224)

                4.6 Form of Rights Certificate of the Company.  (Included in
                    Exhibit 4.5)

                5.1 Opinion of Foulston & Siefkin L.L.P.

               12.1 Statement re computation and per share earnings.
                    (Incorporated by reference to Exhibit 11.0 of the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

               24.1 Consent of Ernst & Young LLP

               24.2 Consent of Foulston & Siefkin L.L.P.  (Included in Exhibit
                    5.1)

               25   Power of Attorney.  (Included on signature page)

               99 Copy of Loan Note dated June 21, 1995, $1,872,000 original principal amount, issued by Cornibi Limited to York Technology Limited. (Incorporated by reference as document A.21 to Exhibit 2.1 of the Company's Form 8-K dated July 6, 1995, File No. 0-14224)

Item 17.       Undertakings.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on December 16, 1996.

                                        IFR SYSTEMS, INC.


                                        By /s/ Alfred H. Hunt, III
                                           -----------------------
                                           Alfred H. Hunt, III
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

               We, the undersigned officers and directors of IFR Systems, Inc. hereby severally and individually constitute and appoint Alfred H. Hunt, III and Jeffrey A. Bloomer, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place, and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                    Title                          Date
               ---------                     -----                          ----
/s/ Alfred H. Hunt, III             Director, President and             December 16, 1996
---------------------------------   Chief Executive Officer
Alfred H. Hunt, III                 (Principal Executive Officer)


/s/ Ralph R. Whitney, Jr.           Chairman of the Board               December 16, 1996
--------------------------------    of Directors
Ralph R. Whitney, Jr.


/s/ Wilton W. Cogswell, III         Director                            December 16, 1996
--------------------------------
Wilton W. Cogswell, III


/s/ Donald L. Graf                  Director                            December 16, 1996
--------------------------------
Donald L. Graf





                                        II-5


/s/ John V. Grose                            Director                   December 16, 1996
--------------------------------
John V. Grose


/s/ Oscar L. Tang                            Director                   December 16, 1996
--------------------------------
Oscar L. Tang



/s/ Jeffrey A. Bloomer                       Treasurer and Chief        December 16, 1996
-------------------------------              Financial Officer
Jeffrey A. Bloomer                           (Principal Financial and
                                             Accounting Officer)

                                  EXHIBIT INDEX



               Exhibit No.                                                 Page
               -----------                                                 ----

               4.1 Specimen certificates representing common stock of the Company (Incorporated by reference to Exhibit
                    4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed January 17, 1986, Reg. No. 33-2122)

               4.2 Article II of the Certificate of Incorporation of the Company, as amended by the Certificate of Amendment of Certificate of Incorporation of the Company dated January 15, 1987. (Incorporated by reference to
                    Exhibit 3.1 to the Company's Annual report on Form 10-K for the year ended June 30, 1987, File
                    No. 0-14224)

               4.3 Articles I, III, and VII of the Certificate of Incorporation of the Company. (Included in Exhibit
                    4.2 and incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed December 12, 1985, Reg. No. 33-2122)

               4.4 Articles 2, 3 and 5 of the By-laws of the Company. (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended June 30, 1987, File No. 0-14224)

               4.5  Rights Agreement between the Company and Harris
                    Trust & Savings Bank dated as of February 28,
                    1989. (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended June 30, 1989, File No. 0-14224)

               4.6 Form of Rights Certificate of the Company. (Included in Exhibit 4.5)

               5.1  Opinion of Foulston & Siefkin L.L.P.

              12.1 Statement re computation and per share earnings. (Incorporated by reference to Exhibit 11.0 of the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

              24.1  Consent of Ernst & Young LLP

              24.2  Consent of Foulston & Siefkin L.L.P.  (Included in
                    Exhibit 5.1)

              25    Power of Attorney.  (Included on signature page)

              99 Copy of Loan Note dated June 21, 1995, $1,872,000 original principal amount, issued by Cornibi Limited to York Technology Limited. (Incorporated by reference as document A.21 to Exhibit 2.1 of the Company's Form 8-K dated July 6, 1995, File No. 0-14224)

                                      II-7